EXHIBIT 99.1

FOR IMMEDIATE RELEASE

THE EASTERN COMPANY REPORTS THIRD QUARTER 2024 RESULTS

ANNOUNCES A NEW CEO

•	Net sales from continuing operations increase to $71.3 million in Q3 2024 compared to $62.0 million in Q3 2023
•	Gross margin from continuing operations increases to 25.5% in Q3 2024 compared to 24.9% in Q3 2023
•	Earnings per diluted share from continuing operations increase 36% to $0.75 in Q3 2024 compared to $0.55 in Q3 2023
•	Eastern advances its business transformation by reporting Big 3 Mold business as discontinued operations
•	Eastern announces transition to new CEO – Ryan Schroeder

SHELTON, CT – November 5, 2024 - The Eastern Company (“Eastern” or the “Company”) (NASDAQ:EML), an industrial manufacturer of unique engineered solutions serving commercial transportation, logistics, and other industrial markets, today announced the results of operations for the third fiscal quarter ended September 28, 2024 and that its Board of Directors has named Ryan Schroeder the Company's next Chief Executive Officer, effective November 6, 2024. Mr. Schroeder, a seasoned executive with a proven history of leading manufacturing companies to sustained long-term growth, will succeed Mark Hernandez as CEO.

James Mitarotonda, Chair of the Board of Directors, said “We are pleased that Ryan will be joining Eastern as CEO. He is an experienced executive with a history of leading manufacturing companies to peer-beating, sustained long-term growth, and he will succeed Mark Hernandez, who has resigned as CEO, a position he has held since 2023, and has resigned from the Company’s Board of Directors after having served in such capacity since 2022. Ryan brings a track record for growing businesses both organically and through acquisition, most recently as CEO at Plaskolite LLC. Prior to that, Ryan spent four years at IMI Norgen as president, leading approximately 2,200 employees across 17 facilities, and prior to joining IMI Norgen, he spent 12 years at Parker Hannifin in a variety of roles, including general manager of global valves, plant manager, and supply chain manager of the company’s Mobile Cylinders division.”

Board Chairman James Mitarotonda continued, “Eastern turned in an excellent operating performance for the third quarter, with notable year-over-year improvements in the Company’s net sales, gross margin, operating profit, and earnings per share from continuing operations.  These results, in tandem with a 13% year-over-year increase in backlog, demonstrate the success of the many steps we have taken under our value-creation program.

“During the quarter, we continued to evaluate Eastern’s business portfolio for long-term performance. As a result of this exercise, we determined that the Big 3 Mold business no longer fits with our long-term strategy, and we recently began taking steps to sell that business. Making this structural change to our portfolio will enable us to focus all of our resources on our best-in-class manufacturing and assembly capabilities in commercial vehicle, automotive, and other industrial end markets.”

Mr. Mitarotonda concluded, “With these steps, we have advanced the most important elements of the business transformation program. We expect to continue benefiting from our “One Eastern” strategy in the fourth quarter of 2024 and beyond, as well as from the trend toward dual-sourcing currently underway as industry players take further actions to protect their supply chain even as demand is currently softening in the commercial vehicle market. In summary, Eastern is now moving forward as a stronger organization that is well positioned to reach our key goal of consistently delivering solid performance and creating shareholder value.”

Discontinued Operations

In accordance with the Company’s decision to sell the Big 3 Mold business, the income statement results of the Big 3 Mold business have been reclassified as discontinued operations.  Included in discontinued operations for the third quarter of 2024 are a $0.8 million operating loss and a $23.1 million write-down of the Big 3 Mold business to fair value.

Third Quarter and Nine Months 2024 Financial Results

The following analysis excludes discontinued operations.

Net sales for the third quarter of 2024 increased 15% to $71.3 million from $62.0 million for the corresponding period in 2023. Net sales for the first nine months of 2024 increased 6% to $206.1 million from $195.1 million in the corresponding period last year. Sales increased in the third quarter of 2024 primarily due to increased demand for returnable transport packaging products, truck mirror assemblies, and truck accessories of $7.4 million, $1.2 million, and $0.7 million, respectively. Sales increases in the first nine months of 2024 were driven by increased demand for truck mirror assemblies and returnable transport packaging products of $13.3 million and $4.6 million respectively, offset by lower demand for truck accessories of $6.9 million. Our backlog as of September 28, 2024 increased 13% to $97.2 million from $86.2 million as of September 30, 2023, primarily driven by increased orders for various truck mirror assemblies of $11.6 million and returnable transport packaging products of $3.2 million.

3 ENTERPRISE DRIVE, SUITE 408, SHELTON, CONNECTICUT  06484

PHONE (203) 729 - 2255  *  FAX (203) 723 - 8653  *  WWW.EASTERNCOMPANY.COM

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Gross margin as a percentage of sales was 25.5% in the third quarter of 2024 and 25.2% in the first nine months of 2024 compared to 24.9% in the third quarter of 2023 and 22.9% in the first nine months of 2023. Our gross margin in the third quarter of 2024 primarily reflects the impact of price increases to customers to recover increases in raw material costs and cost savings initiatives.

Selling, general and administrative expenses increased $1.9 million, or 22.1%, in the third quarter of 2024 when compared to the third quarter of 2023 primarily due to higher payroll-related expenses of $1.2 million, legal and professional expenses of $0.3 million, travel expenses of $0.1 million, and other selling and administrative expenses of $0.3 million. Selling and administrative expenses increased $2.0 million, or 6.8%, in the first nine months of 2024 when compared to the corresponding period in 2023 primarily due to higher payroll-related expenses of $1.7 million and other administrative costs.

Other income and expense increased $0.1 million in the third quarter of 2024 and decreased $1.1 million in the first nine months of 2024 when compared to the corresponding periods in 2023. The increase in other income and expense of $0.1 million in the third quarter of 2024 was primarily driven by lower pension expense of $0.1 million when compared to the third quarter of 2023. The decrease in other income and expense of $1.1 million for the first nine months of 2024 when compared to the corresponding period in 2023 was primarily driven by $0.3 million lower pension expense in the second quarter of 2023, and an unfavorable final working capital adjustment of $0.4 million related to the sale of the Greenwald business in the first quarter of 2023, partially offset by a $1.6 million favorable adjustment for the final settlement of our swap agreement with Santander in the second quarter of 2023.

Net income for the third quarter of fiscal 2024 was $4.7 million, or $0.75 per diluted share, compared to net income of $3.5 million, or $0.55 per diluted share, for the comparable period in 2023. In the first nine months of 2024, net income was $11.7 million, or $1.87 per diluted share, compared to net income of $7.8 million, or $1.24 per diluted share, for the comparable period in 2023.

Adjusted net income from continuing operations (a non-GAAP measure) for the third quarter of fiscal 2024 was $4.7 million, or $0.75 per diluted share, compared to adjusted net income from continuing operations of $3.5 million, or $0.55 per diluted share, for the comparable period in 2023. For the nine months ended September 29, 2024, adjusted net income from continuing operations was $11.7 million, or $1.87 per diluted share, compared to $9.1 million, or $1.44 per diluted share for the comparable 2023 period. Adjusted EBITDA from continuing operations (a non-GAAP measure) for the third quarter of fiscal 2024 was $8.7 million compared to adjusted EBITDA from continuing operations of $6.7 million for the 2023 period.  For the nine months ended September 28, 2024, adjusted EBITDA from continuing operations was $21.3 million compared to $18.5 million in the 2023 period.  See “Non-GAAP Financial Measures” below and the reconciliation table accompanying this release.

During the third quarter of fiscal 2024, the Company repurchased 50,000 shares of common stock under its share repurchase program authorized in August 2023.

Conference Call and Webcast

The Eastern Company will host a conference call to discuss its results for the third quarter of 2024 and other matters on Wednesday, November 6, 2024 at 11:00 AM Eastern Time. Participants can access the conference call by phone at 888-506-0062 (toll-free in the US and Canada) or 973-528-0011 (international), using access code 594322. Participants can also join via the web at https://www.webcaster4.com/Webcast/Page/1757/51396

About The Eastern Company

The Eastern Company manages industrial businesses that design, manufacture and sell unique engineered solutions to markets. Eastern’s businesses operate in industries that offer long-term macroeconomic growth opportunities. The Company operates from locations in the U.S., Canada, Mexico, Taiwan, and China. More information on the Company can be found at www.easterncompany.com.

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Safe Harbor for Forward-Looking Statements

Statements contained in this press release that are not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as “would,” “should,” “could,” “may,” “will,” “expect,” “believe,” “estimate,” “anticipate,” “intend,” “continue,” “plan,” “potential,” “opportunities,” or similar terms or variations of those terms or the negative of those terms. There are many factors that affect the Company’s business and the results of its operations and that may cause the actual results of operations in future periods to differ materially from those currently expected or anticipated. These factors include:

•	the impact of higher raw material and component costs and cost inflation, supply chain disruptions and shortages, particularly with respect to steel, plastics, scrap iron, zinc, copper, and electronic components;
•	delays in delivery of our products to our customers;
•	the impact of global economic conditions and rising interest rates, and more specifically conditions in the automotive, construction, aerospace, energy, oil and gas, transportation, electronic, and general industrial markets, including the impact, length and degree of economic downturns on the customers and markets we serve and demand for our products, reductions in production levels, the availability, terms and cost of financing, including borrowings under credit arrangements or agreements, the potential impact of bank failures on our ability to access financing or capital markets, and the impact of market conditions on pension plan funded status;
•	restrictions on operating flexibility imposed by the agreement governing our credit facility;
•	risks associated with doing business overseas, including fluctuations in exchange rates and the inability to repatriate foreign cash, the impact on cost structure and on economic conditions as a result of actual and threatened increases in trade tariffs and the impact of political, economic, and social instability;
•	the inability to achieve the savings expected from global sourcing of materials;
•	lower-cost competition;
•	our ability to design, introduce and sell new or updated products and related components;
•	market acceptance of our products;
•	the inability to attain expected benefits from acquisitions or the inability to effectively integrate acquired businesses and achieve expected synergies;
•	costs and liabilities associated with environmental compliance;
•	the impact of climate change, natural disasters, geopolitical events and elections, including a change in administration from the upcoming U.S. presidential election, and public health crises, including pandemics (such as COVID-19) and epidemics, and any related Company or government policies or actions;
•	military conflict (including the Russia/Ukraine conflict, the conflict in the Middle East, the possible expansion of such conflicts and geopolitical consequences) or terrorist threats and the possible responses by the U.S. and foreign governments;
•	failure to protect our intellectual property;
•	cyberattacks; and
•	materially adverse or unanticipated legal judgments, fines, penalties, or settlements.

The Company is also subject to other risks identified and discussed in Part I, Item 1A, Risk Factors, and in Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023, which was filed with the Securities and Exchange Commission on March 12, 2024, and that may be identified from time to time in our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings we make with the SEC.

Although the Company believes it has an appropriate business strategy and the resources necessary for its operations, future revenue and margin trends cannot be reliably predicted, and the Company may alter its business strategies to address changing conditions. Also, the Company makes estimates and assumptions that may materially affect reported amounts and disclosures. These relate to valuation allowances for accounts receivable and excess and obsolete inventories, accruals for pensions and other postretirement benefits (including forecasted future cost increases and returns on plan assets), provisions for depreciation (estimating useful lives), uncertain tax positions, and, on occasion, accruals for contingent losses. The Company undertakes no obligation to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise, except as required by law.

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Non-GAAP Financial Measures

The non-GAAP financial measures we provide in this press release should be viewed in addition to, and not as an alternative for, results prepared in accordance with U.S. GAAP.

To supplement the condensed consolidated financial statements prepared in accordance with U.S. GAAP, we have presented Adjusted Net Income from Continuing Operations, Adjusted Earnings Per Share from Continuing Operations, Adjusted EBITDA from Continuing Operations, Adjusted EBITDA from Discontinued Operations and Adjusted EBITDA, which are considered non-GAAP financial measures. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable U.S. GAAP financial measures, such as net sales, net income, diluted earnings per share, or other measures prescribed by U.S. GAAP, and there are limitations to using non-GAAP financial measures.

Adjusted Net Income from Continuing Operations is defined as net income from continuing operations excluding, when incurred, gains or losses that we do not believe reflect our ongoing operations, including, for example, the impacts of impairment losses, gains/losses on the sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring costs.  Adjusted Net Income from Continuing Operations is a tool that can assist management and investors in comparing our performance on a consistent basis across periods by removing the impact of certain items that management believes do not directly reflect our underlying operating performance.

Adjusted Earnings Per Share from Continuing Operations  is defined as earnings per share from continuing operations excluding, when incurred, certain per share gains or losses that we do not believe reflect our ongoing operations, including, for example, the impacts of impairment losses, gains/losses on the sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring costs. We believe that Adjusted Earnings Per Share from Continuing Operations provides important comparability of underlying operational results, allowing investors and management to access operating performance on a consistent basis from period to period.

Adjusted EBITDA from Continuing Operations is defined as net income from continuing operations before interest expense, provision for income taxes, and depreciation and amortization and excluding, when incurred, the impacts of certain losses or gains that we do not believe reflect our ongoing operations, including, for example, impairment losses, gains/losses on sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring expenses.  Adjusted EBITDA from Continuing Operations is a tool that can assist management and investors in comparing our performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our underlying operations.

Adjusted EBITDA from Discontinued Operations is defined as net income from discontinued operations before interest expense, provision for income taxes, and depreciation and amortization and excluding, when incurred, the impacts of certain losses or gains that we do not believe reflect our ongoing operations, including, for example, impairment losses, gains/losses on sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring expenses.  Adjusted EBITDA from Discontinued Operations is a tool that can assist management and investors in comparing our performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our underlying operations.

Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, and depreciation and amortization and excluding, when incurred, the impacts of certain losses or gains that we do not believe reflect our ongoing operations, including, for example, impairment losses, gains/losses on sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring expenses. Adjusted EBITDA is a tool that can assist management and investors in comparing our performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our underlying operations.

Management uses such measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors, and to establish operational goals and forecasts that are used in allocating resources. These financial measures should not be considered in isolation from, or as a replacement for, U.S. GAAP financial measures.

We believe that presenting non-GAAP financial measures in addition to U.S. GAAP financial measures provides investors greater transparency to the information used by our management for its financial and operational decision-making. We further believe that providing this information better enables our investors to understand our operating performance and to evaluate the methodology used by management to evaluate and measure such performance.

Investor Relations Contacts

The Eastern Company

Nicholas Vlahos

203-729-2255

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THE EASTERN COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Net sales	$71,274,757	$62,001,347	$206,068,490	$195,062,061
Cost of products sold	(53,085,087)	(46,556,952)	(154,161,980)	(150,371,589)
Gross margin	18,189,670	15,444,395	51,906,510	44,690,472

Product development expense	(1,077,930)	(1,425,159)	(3,739,214)	(4,257,468)
Selling and administrative expenses	(10,316,788)	(8,452,163)	(31,014,022)	(29,051,436)
Operating profit	6,794,952	5,567,073	17,153,274	11,381,568

Interest expense	(709,680)	(854,223)	(2,049,655)	(2,059,912)
Other (expense) income	(82,703)	(135,839)	(92,415)	1,025,582
Income from continuing operations before income taxes	6,002,569	4,577,011	15,011,204	10,347,238

Income tax expense	(1,333,771)	(1,113,587)	(3,335,489)	(2,574,393)
Net income from continuing operations	$4,668,798	$3,463,424	$11,675,715	$7,772,845

Discontinued Operations (see note B)
Loss from operations of discontinued unit	$(766,990)	$(530,764)	$(2,750,844)	$(3,600,060)
Loss on classification as held for sale	(23,087,775)	-	(23,087,775)	-
Income tax benefit	3,888,522	129,298	4,320,904	895,695
Loss on discontinued operations	$(19,966,243)	$(401,466)	$(21,517,715)	$(2,704,365)

Net (loss) income	$(15,297,445)	$3,061,958	$(9,842,000)	$5,068,480

Earnings per share from continuing operations:
Basic	$0.75	$0.55	$1.88	$1.25

Diluted	$0.75	$0.55	$1.87	$1.24

Loss per share from discontinued operations:
Basic	$(3.22)	$(0.06)	$(3.46)	$(0.43)

Diluted	$(3.21)	$(0.06)	$(3.45)	$(0.43)

Total (loss) earnings per share:
Basic	$(2.47)	$0.49	$(1.58)	$0.82

Diluted	$(2.46)	$0.49	$(1.58)	$0.81

Cash dividends per share	$0.11	$0.11	$0.33	$0.33

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THE EASTERN COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 28, 2024	December 30, 2023
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$7,670,541	$8,048,127
Marketable securities	2,034,602	986,477
Accounts receivable, less allowances: 2024 - $470,870; 2023 - $534,476	45,999,803	34,204,581
Inventories	58,125,362	58,396,679
Current portion of notes receivable	239,261	573,269
Prepaid expenses and other assets	2,356,524	5,443,778
Current assets held for sale	9,643,534	4,583,797
Total Current Assets	126,069,627	112,236,708

Property, Plant and Equipment	59,890,704	52,684,476
Accumulated depreciation	(31,095,676)	(29,162,438)
Property, Plant and Equipment, Net	28,795,028	23,522,038

Goodwill	58,576,197	58,576,198
Trademarks	3,946,651	3,914,409
Patents and other intangibles net of accumulated amortization	9,373,296	11,182,167
Long-term notes receivable, less current portion	238,002	374,932
Deferred Income Taxes	2,536,357	2,283,571
Right of Use Assets	14,645,336	17,064,137
Other Long-Term Assets	42,510	-
Long-term assets held for sale	-	22,885,041
Total Other Assets	89,358,349	116,280,455

TOTAL ASSETS	$244,223,004	$252,039,201

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THE EASTERN COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS (continued)

	September 28, 2024	December 30, 2023
	(unaudited)
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$23,988,401	$24,554,117
Accrued compensation	5,142,966	5,194,830
Other accrued expenses	8,252,803	3,965,335
Current portion of operating lease liability	3,373,500	4,336,794
Current portion of finance lease liability	721,178	175,231
Current portion of long-term debt	3,228,935	2,871,870
Other current liabilities	578,071	-
Current liabilities held for sale	2,541,189	1,635,549
Total Current Liabilities	47,827,043	42,733,726

Other long-term liabilities	640,724	730,970
Operating lease liability, less current portion	11,271,835	12,727,344
Finance lease liability, less current portion	3,050,529	715,669
Long-term debt, less current portion	41,487,366	41,063,865
Accrued postretirement benefits	594,167	554,758
Accrued pension cost	20,111,130	21,025,365
Long-term liabilities held for sale	-	6,920
Total Liabilities	124,982,794	119,558,617

Shareholders’ Equity
Voting Preferred Stock, no par value:
Authorized and unissued: 1,000,000 shares
Nonvoting Preferred Stock, no par value:
Authorized and unissued: 1,000,000 shares
Common Stock, no par value, Authorized: 50,000,000 shares	34,864,634	33,950,859
Issued: 9,127,700 shares as of 2024 and 9,091,815 shares as of 2023
Outstanding: 6,183,179 shares as of 2024 and 6,217,370 shares as of 2023
Treasury Stock: 2,894,521 shares as of 2024 and 2,874,445 shares as of 2023	(25,196,598)	(23,280,467)
Retained earnings	132,912,235	144,805,168
Accumulated other comprehensive loss:
Foreign currency translation	(1,394,461)	(866,599)
Unrealized loss on foreign currency swap, net of tax	(535,561)	-
Unrecognized net pension and postretirement benefit costs, net of tax	(21,410,039)	(22,128,377)
Accumulated other comprehensive loss	(23,340,061)	(22,994,976)
Total Shareholders’ Equity	119,240,210	132,480,584
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$244,223,004	$252,039,201

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THE EASTERN COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended
	September 28, 2024	September 30, 2023
Operating Activities
Net (loss) income	$(9,842,000)	$5,068,480
Less: Loss from discontinued operations	(21,517,715)	(2,704,365)
Income from continuing operations	$11,675,715	$7,772,845
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	4,266,038	3,914,160
Reduction in carrying amount of ROU assets	2,418,801	3,579,223
Unrecognized pension and postretirement benefits	(353,257)	635,677
Loss on sale of equipment and other assets	53,311	331,474
Provision for doubtful accounts	(24,570)	(88,353)
Stock compensation expense	913,775	151,300
Changes in operating assets and liabilities:
Accounts receivable	(11,739,823)	1,069,630
Inventories	300,720	4,501,969
Prepaid expenses and other	2,874,825	1,108,094
Other assets	(236,934)	(262,212)
Accounts payable	693,653	1,821,223
Accrued compensation	(190,904)	353,773
Change in operating lease liability	(2,418,801)	(3,579,223)
Other accrued expenses	115,403	(3,152,809)
Net cash provided by operating activities	8,347,952	18,156,771

Investing Activities
Marketable securities	(999,960)	-
Business acquisition	-	(547,638)
Payments received from notes receivable	470,937	2,265,730
Proceeds from sale of equipment	18,925	-
Purchases of property, plant, and equipment	(7,634,265)	(4,089,705)
Net cash used in investing activities	(8,144,363)	(2,371,613)

Financing Activities
Proceeds from new long-term debt financing	-	60,000,000
Principal payments on long-term debt	(2,365,500)	(74,919,004)
Proceeds (payments) on short term borrowings (revolver)	3,000,000	(300,029)
Financing leases, net	2,819,262	674,558
Purchase common stock for treasury	(1,916,130)	(245,546)
Dividends paid	(2,050,933)	(2,069,043)
Net cash used in financing activities	(513,301)	(16,859,064)

Discontinued Operations
Cash provided by operating activities	411,778	1,092,876
Cash used in investing activities	(217,101)	(628,968)
Cash provided by discontinued operations	194,677	463,908

Effect of exchange rate changes on cash	(67,874)	(36,737)
Net change in cash and cash equivalents	(182,909)	(646,735)

Cash and cash equivalents at beginning of period	8,299,453	10,187,521
Cash and cash equivalents at end of period ¹	$8,116,544	$9,540,786

Supplemental disclosure of cash flow information
Interest	$2,443,448	$2,574,890
Income taxes	3,945,295	1,321,170

Non-cash investing and financing activities
Right of use asset	2,418,801	3,579,222
Lease liability	(462,004)	(4,484,838)

¹ includes cash from assets held for sale of $0.4 million as of September 28, 2024 and $0.7 million as of September 30, 2023

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Reconciliation of Non-GAAP Measures
Adjusted Net Income from Continuing Operations and Adjusted Earnings per Share from Continuing Operations Calculation
For the Three and Nine Months ended September 28, 2024 and September 30, 2023
($000's)

	Three Months Ended		Nine Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Net income from continuing operations as reported per generally accepted accounting principles (GAAP)	$4,669	$3,463	$11,676	$7,773

Earnings per share from continuing operations as reported under generally accepted accounting principles (GAAP):

Basic	$0.75	$0.55	$1.88	$1.25
Diluted	$0.75	$0.55	$1.87	$1.24

Adjustments:
Severance and accrued compensation	-	-	-	1,799	a
Greenwald final sale adjustment	-	-	-	390	b
Non-GAAP tax impact of adjustments (1)	-	-	-	(909)
Total adjustments (non-GAAP)	$-	$-	$-	$1,280

Adjusted net income from continuing operations (non-GAAP)	$4,669	$3,463	$11,676	$9,053

Adjusted earnings per share from continuing operations (non-GAAP):

Basic	$0.75	$0.56	$1.88	$1.45
Diluted	$0.75	$0.55	$1.87	$1.44

(1)	We estimate the tax effect of the items identified to determine a non-GAAP annual effective tax rate applied to the pre-tax amount in order to calculate the non-GAAP provision for income taxes

a)	Severance expenses associated with accrued compensation and severance related to the elimination of the Chief Operating Officer position and the departure of the Chief Executive Officer

b)	Final settlement of working capital adjustment associated with Greenwald sale

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Reconciliation of Non-GAAP Measures
Calculations of Adjusted EBITDA from Continuing Operations, Adjusted EBITDA from Discontinued Operations and Adjusted EBITDA
For the Three and Nine Months ended September 28, 2024 and September 30, 2023
($000's)
	Three Months Ended			Nine Months Ended
	September 28, 2024		September 30, 2023	September 28, 2024		September 30, 2023
Net income from continuing operations as reported per generally accepted accounting principles (GAAP)	$4,669		$3,463	$11,676		$7,773

Interest expense	710		854	2,050		2,060
Provision for income taxes	1,334		1,114	3,335		2,574
Depreciation and amortization	2,033		1,317	4,266		3,914
Severance and accrued compensation	-		-	-		1,799	a
Greenwald final sale adjustment	-		-	-		390	b
Adjusted EBITDA from continuing operations (non-GAAP)	$8,745		$6,748	$21,327		$18,510
Net income from discontinued operations as reported per generally accepted accounting principles (GAAP)	$(19,966)		$(401)	$(21,518)		$(2,704)

Interest expense	177		214	512		515
Provision for income taxes	(3,889)		(129)	(4,321)		(896)
Depreciation and amortization	546		534	1,595		1,558
Loss on classification as held for sale	23,088	c	-	23,088	c	-
Adjusted EBITDA from discontinued operations (non-GAAP)	$(44)		$217	$(644)		$(1,527)

Net income as reported per generally accepted accounting principles (GAAP)	$(15,297)		$3,062	$(9,842)		$5,068

Interest expense	887		1,068	2,562		2,575
Provision for income taxes	(2,555)		984	(985)		1,679
Depreciation and amortization	2,579		1,851	5,861		5,472
Severance and accrued compensation	-		-	-		1,799	a
Greenwald final sale adjustment	-		-	-		390	b
Loss on classification as held for sale	23,088	c	-	23,088	c	-
Adjusted EBITDA (non-GAAP)	$8,701		$6,965	$20,683		$16,983

a)	Severance expenses associated with accrued compensation and severance related to the elimination of the Chief Operating Officer position and the departure of the Chief Executive Officer

b)	Final settlement of working capital adjustment associated with Greenwald sale

c)	Impact of classifying Big 3 Mold business as held for sale

10